Exhibit 1

AMENDED AND RESTATED JOINT FILING AGREEMENT

Pursuant to this Amended and Restated Joint Filing Agreement, the undersigned acknowledge and agree that the foregoing Schedule 13D, as amended, is filed on behalf of each of the undersigned and that all subsequent amendments to this Statement on Schedule 13D may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements.  This Amended and Restated Joint Filing Agreement replaces in its entirety the Joint Filing Agreement, dated April 27, 2009, filed as Exhibit 1 to the Schedule 13D filed on April 27, 2009 by the parties thereto.

Dated:  September 24, 2009

SCG HOTEL DLP, L.P.

By:	SCG/DLP Holdings, L.P.,
Its General Partner

By:	SCG/DLP Holdings, L.L.C.,
Its General Partner

By:		/s/ Robert Geimer
	Name:	Robert Geimer
	Title:	Senior Vice President

SCG/DLP HOLDINGS, L.P.

By:	SCG/DLP Holdings L.L.C.,
Its General Partner

By:		/s/ Robert Geimer
	Name:	Robert Geimer
	Title:	Senior Vice President

SCG/DLP HOLDINGS, L.L.C.

By:		/s/ Robert Geimer
	Name:	Robert Geimer
	Title:	Senior Vice President

SCG/DLP INVESTORS, L.P.

By:	Starwood Capital Group Global, L.L.C.,
Its General Partner

By:		/s/ Robert Geimer
	Name:	Robert Geimer
	Title:	Senior Vice President

STARWOOD CAPITAL GROUP GLOBAL, L.L.C.

By:		/s/ Barry Sternlicht
	Name:	Barry S. Sternlicht
	Title:	Chief Executive Officer

BARRY STERNLICHT

/s/ Barry Sternlicht